CONSOLIDATED BALANCE SHEETS             U S WEST COMMUNICATIONS, INC.
                                         (Telephone Operations Only)
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                                            (UNAUDITED)
                                             March 31,   December 31,
In millions                                     2000         1999
-----------------------------------------  ------------  -------------
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ASSETS
Current assets:
 Cash and cash equivalents                     $   66         $    61
 Accounts receivable, net                       1,765           1,811
 Inventories and supplies                         217             211
 Deferred tax asset                               141             154
 Prepaid and other                                147              95
                                           ------------  -------------
   Total current assets                         2,336           2,332

Property, plant and equipment - net            16,546          16,049
Other assets - net                              1,478           1,597
                                           ------------  -------------
   Total assets                               $20,360         $19,978
                                           ============  =============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Short-term debt                               $2,393          $1,684
 Accounts payable                               1,576           1,721
 Accrued expenses                               1,541           1,560
 Advance billings and deposits                    352             343
                                           ------------  -------------
   Total current liabilities                    5,862           5,308

Long-term debt                                  5,464           5,408
Postretirement and other postemployment
 benefit obligations                            2,406           2,462
Deferred taxes, credits and other               2,125           2,080

Stockholder's equity                            4,503           4,720
                                           ------------  -------------
   Total liabilities and
    stockholder's equity                      $20,360         $19,978
                                           ============  =============
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